EXHIBIT 99.1

Biostage Strengthens Board of Directors with Appointment of Herman Sanchez

HOLLISTON, Mass., January 25, 2021 /PRNewswire/ -- Biostage, Inc. (OTCQB: BSTG) ("Biostage" or the "Company"), a bioengineering company developing next-generation esophageal implants, today announced that it appointed Herman Sanchez as an independent director to its Board of Directors.

Mr. Sanchez has been working in the life sciences industry for over 20 years in various positions including designing and running randomized trial research, optimizing of clinical administration of health services, and working as a strategic consultant to the life sciences industry. He is currently a Senior Partner helping run Trinity Life Sciences’ strategy consulting business. He joined Trinity over a decade ago and has worked closely with clients to support strategic decision making across the product lifecycle. In his work consulting for pharmaceutical/biotech and medical device companies he has covered several diseases/therapeutic areas including oncology, rare and ultra-rare diseases, cell therapies, cardiovascular, diabetes, alcohol abuse/dependence, neurological, orthopedic, and renal diseases. He has been published in peer-reviewed publications on various topics including renal disease, patient epidemiology, medication adherence, suicidal ideation, minority patient recruiting, alcohol use/abuse and depression/anxiety treatment. Mr. Sanchez, prior to working in the life sciences industry, earned an MBA from the Tuck School of Business at Dartmouth and an AB in Psychology from Harvard University.

“We are very excited to announce the addition of the seasoned life sciences industry expert to Biostage,” said Jason Chen, Chairman of Biostage. “The guidance and expertise from Mr. Sanchez will be valuable as we continue the development of our Cellspan™ platform and new product pipeline. On behalf of Biostage's Board of Directors and management team, I sincerely welcome Mr. Sanchez to our Board of Directors at this important moment of the Company. We look forward to Herman’s engagement and guidance to bring our innovative treatment option to the potential patients with unmet medical needs and future commercialization.”

Mr. Sanchez commented, "I am excited to join the Board of Directors of Biostage and collaborate with the Board and executive team. The company has been working with a novel cell therapy to solve a critical unmet need for patients, especially kids. I hope my experience will help guide the company in developing and delivering this innovative technology to the market."

About Biostage, Inc.

Biostage is a bioengineering company that is developing next-generation esophageal implants. The Company's Cellspan™ technology combines a proprietary, biocompatible scaffold with a patient's own cells to create an esophageal implant that could potentially be used to treat pediatric esophageal atresia and other conditions that affect the esophagus. The Company's esophageal implant leverages the body's inherent capacity to heal itself as it is a "living tube" that facilitates regeneration of esophageal tissue and triggers a positive host response resulting in a tissue-engineered neo-conduit that restores continuity of the esophagus. These implants have the potential to dramatically improve the quality of life for children and adults. At Biostage, we believe the future of medicine has been inside us all along.

For more information, please visit www.biostage.com and connect with the Company on Twitter and LinkedIn.

Forward-Looking Statements

Some of the statements in this press release are "forward-looking" and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These "forward-looking" statements in this press release include, but are not limited to, statements relating to our development expectations and regulatory approval of the Company's products, including those utilizing its Cellspan™ and Cellframe™ technology, which expectations or approvals may not be achieved or obtained on a timely basis or at all; or success with respect to any collaborations, clinical trials and other development and commercialization efforts of the Company's products, which such success may not be achieved or obtained on a timely basis or at all. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, the Company's inability to obtain needed funds in the immediate future; the Company's ability to obtain and maintain regulatory approval for its products; plus other factors described under the heading "Item 1A. Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 or described in the Company's other public filings. The Company's results may also be affected by factors of which the Company is not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Investor Relations Contact

Shunfu Hu

Vice President of Business Development and Operations

774-233-7300

shu@biostage.com